UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

Beyond.com Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24457	94-3212136
(Commission File Number)	(I.R.S. employer identification No.)

2700 Mission College Blvd., Ste. 140-R,
Santa Clara, California 95054
(Address of principal executive offices)

(416) 587-8264

(Registrant’s telephone number, including area code)

Item 5. Other Events.

          On or around February 18, 2004, Beyond.com Corporation, a Delaware corporation (the “Company”), filed a Summary of Financial Status for the month ended January 31, 2004 with the United States Bankruptcy Court for the Northern District of California, San Jose Division (the “Bankruptcy Court”). The filing was in connection with the voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code that was filed by the Company on January 24, 2002.

          As set forth in the Company’s previous filings, the Company’s stockholders will not receive any distributions during or after the completion of the Bankruptcy Court proceedings.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Summary of Financial Status for the Month Ended January 31, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND.COM CORPORATION

By:	/s/ John Barratt

John Barratt
Chief Operating Officer

Dated: March 10, 2004

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Summary of Financial Status for the Month Ended January 31, 2004